Exhibit 99.1

NUCRYST Announces the Completion of the Sale of its Acticoat Business

PRINCETON, NEW JERSEY – December 22, 2009 –NUCRYST Pharmaceuticals Corp. (“Nucryst”) (TSX:NCS / NASDAQ:NCST) is pleased to announce the closing of the previously announced sale of substantially all of the assets of Nucryst pursuant to an asset purchase agreement dated November 10, 2009, as amended, among Nucryst, NUCRYST Pharmaceuticals Inc., Smith & Nephew Inc. and Smith & Nephew (Overseas) Limited (the “Asset Sale”). The closing of the Asset Sale was completed following approval of the transaction by Nucryst shareholders at a Special Meeting of Shareholders which was held on Monday, December 21, 2009. Of the votes cast at the meeting, 99 per cent were in favour of the Asset Sale.

The meeting was also being held to consider a special resolution (the “Amalgamation Resolution”) to approve the proposed amalgamation of Nucryst with a newly formed subsidiary of The Westaim Corporation (“Westaim”) to form Amalco (the “Amalgamation”). Under the Amalgamation, Nucryst shareholders other than Westaim will receive for each issued and outstanding share in Nucryst one redeemable preferred share in the capital of Amalco, which preferred share will be redeemed for US$1.77 in cash upon the completion of the Amalgamation. Although the Amalgamation Resolution was approved by Nucryst shareholders, with 99 per cent of all votes cast and 99 per cent of the votes cast by minority shareholders being in favour of the transaction, the meeting was adjourned until 10:00 am mountain time on December 31, 2009 at the same location as the December 21, 2009 meeting, following approval of the Amalgamation Resolution. The purpose of the adjournment is to afford Nucryst additional time to allow for the United States regulatory review process associated with the Amalgamation, which is a “going private” transaction under applicable United States securities laws. While Nucryst believes it has met all applicable disclosure requirements, it is possible that Nucryst will be required to file and/or disseminate to shareholders additional disclosure or take other actions regarding the proposed Amalgamation before the Special Meeting of Shareholders will be concluded and the Amalgamation completed.

Following completion of the Amalgamation, Nucryst intends to delist from the TSX and NASDAQ stock exchanges.

This news release is for information purposes only and is not a substitute for the definitive agreements in relation to the described transactions. There can be no assurance that the closing conditions of the Amalgamation will be satisfied, that the transaction will be completed as proposed or at all.

About NUCRYST Pharmaceuticals Corp.

NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) with the closing of the sale of the business consists primary of cash and short-term investments and will no longer have any income other than interest income on these balances. The Company retains a few executive employees who are working towards the closure of the Amalgamation.

About Smith & Nephew plc.

Smith & Nephew is a global medical technology business, specializing in Orthopaedics, including Reconstruction, Trauma and Clinical Therapies, Endoscopy and Advanced Wound Management. Smith & Nephew is a global leader in arthroscopy and advanced wound management and is one of the leading global orthopaedics companies. Smith & Nephew is dedicated to helping improve people’s lives. The Company prides itself on the strength of its relationships with its surgeons and professional healthcare customers, with whom its name is synonymous with high standards of performance, innovation and trust. The Company operates in 32 countries around the world. Annual sales in 2008 were nearly $3.8 billion.

For more information, contact:

David Wills

Investor Relations

416-504-8464

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). Forward-looking statements in this news release include, but are not limited to, statements regarding the completion of the proposed Amalgamation described. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause actual results or events to differ materially from those indicated in these statements including, but not limited to: the failure to satisfy any of the conditions to closing of the amalgamation agreement; future shareholder actions with respect to the proposed amalgamation; our ability to satisfy regulatory and stock exchange standards and requirements to complete the proposed Amalgamation; the uncertainty of our future operating results following the completion of the sale of the business. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements in this release, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Reports on Form 10-Q for 2009 as filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.